UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2004

LECG CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(510) 985-6700

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

On August 3, 2004, LECG Corporation issued a press release announcing the hiring of certain new experts and the acquisition of the Silicon Valley Expert Witness Group, Inc. (“SVEWG”), a privately held expert services firm based in Mountain View, California, on August 2, 2004.  A copy of the August 3, 2004 press release is included as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Press Release regarding new expert hires and the SVEWG acquisition, issued by LECG Corporation on August 3, 2004.

99.2                           Press Release regarding second quarter 2004 earnings, issued by LECG Corporation on August 3, 2004 (furnished herewith).

Item 12.  Results of Operations and Financial Condition.

The information in this section, including the information contained in the press release included as Exhibit 99.2 hereto, is being furnished pursuant to this Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

On August 3, 2004, LECG Corporation issued a press release announcing revenues, earnings, acquisitions, new expert hires and certain other information related to the second quarter ended June 30, 2004, and revised financial guidance pertaining to 2004.  A copy of the August 3, 2004 press release is included as Exhibit 99.2 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION
(Registrant)

Date: August 3, 2004	By:	/s/ John C. Burke
John C. Burke
Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press Release regarding new expert hires and the SVEWG acquisition, issued by LECG Corporation on August 3, 2004.
99.2	Press Release regarding second quarter 2004 earnings, issued by LECG Corporation on August 3, 2004 (furnished herewith).